EXHIBIT 16.1

                      LETTER FROM BECKSTEAD AND WATTS, LLP






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BECKSTEAD AND WATTS, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                          3340 Wynn Road, Ste. B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax




October 30, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for Wilmington Rexford, Inc. (the "COMPANY"). We did not provide a report for either of the Company's last two fiscal years ended September 30, 2003.

We were notified on October 30, 2003, that we were being replaced as principal accountants. We then notified the Company on October 30, 2003 that our client-auditor relationship had ceased.

We have read the Company's statements included under Item 4 of its Form 8-K dated October 30, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that De Joya & Company was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,

/s/ BECKSTEAD AND WATTS, LLP

Beckstead and Watts, LLP